Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.         )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

R. R. Donnelley & Sons Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Dan Knotts, CEO Terry Peterson, CFO Johan Nystedt, SVP Finance Third QUARTER 2021 RESULTS November 3, 2021

SAFE HARBOR & NON-GAAP This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws, including statements related to the proposed acquisition of R. R. Donnelley & Sons Company (“RRD”) by affiliates of Atlas Holdings LLC (the “Transaction”). These forward-looking statements are based on RRD’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by RRD, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “expect,” “target” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include (i) the completion of the Transaction on anticipated terms and timing, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) significant transaction costs associated with the Transaction; (iii) potential litigation relating to the Transaction, including the effects of any outcomes related thereto; (iv) the risk that disruptions from the Transaction will harm RRD’s business, including current plans and operations; (v) the ability of RRD to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vii) legislative, regulatory and economic developments affecting RRD’s business; (viii) general economic and market developments and conditions; (ix) the evolving legal, regulatory and tax regimes under which RRD operates; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect RRD’s financial performance; (xi) certain restrictions during the pendency of the Transaction that may impact RRD’s ability to pursue certain business opportunities or strategic transactions; (xii) continued availability of capital and financing and rating agency actions; (xiii) the ability of affiliates of Atlas Holdings LLC to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; (xiv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring RRD to pay a termination fee; (xv) unpredictability and severity of catastrophic events, including acts of terrorism, outbreak of war or hostilities or the COVID-19 pandemic, as well as RRD’s response to any of the aforementioned factors; (xvi) competitive responses to the Transaction; (xvii) the risks and uncertainties pertaining to RRD’s business, including those detailed under the heading “Risk Factors” and elsewhere in RRD’s public periodic filings with the U.S. Securities and Exchange Commission (the “SEC”); and (xviii) the risks and uncertainties that will be described in the proxy statement to be filed by RRD with the SEC in connection with the Transaction (the “Proxy Statement”) and available from the sources indicated below. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the Proxy Statement. While the list of factors presented here is, and the list of factors to be presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on RRD’s financial condition, results of operations, credit rating or liquidity. These forward-looking statements speak only as of the date they are made, and RRD does not undertake to and specifically disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Use of Forward Looking Statements

SAFE HARBOR & NON-GAAP This communication is being made in connection with the Transaction. In connection with the Transaction, RRD intends to file the Proxy Statement and certain other documents regarding the Transaction with the SEC. The definitive version of the Proxy Statement (if and when available) will be mailed to RRD stockholders. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, and is not a substitute for the Proxy Statement or any other document that RRD may file with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain, free of charge, copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by RRD through the website maintained by the SEC at www.sec.gov, the Investor Relations portion of RRD’s website at investor.rrd.com or by contacting the RRD investor relations department at the following: Telephone: 630-322-7111 E-mail: investor.info@rrd.com Attn.: Johan Nystedt Important Additional Information and Where to Find It This document contains non-GAAP financial measures, including non-GAAP SG&A, non-GAAP adjusted income from operations, non-GAAP adjusted EBITDA, non-GAAP adjusted operating margin, non-GAAP interest expense, non-GAAP effective tax rate, non-GAAP adjusted diluted EPS, net organic sales growth rate and gross and net leverage ratios. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide useful information about its operating results and enhance the overall ability to assess the Company’s financial performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP financial measures can be found in our periodic filings with the Securities and Exchange Commission. Non-GAAP Financial Information Note on Continuing Operations Beginning in the third quarter of 2020, we have reflected our Logistics business as discontinued operations for all periods presented. Our references to net sales, SG&A, income from operations, net income or loss, and per share amounts in this presentation are on a continuing operations basis without Logistics. All prior periods presented have been restated to conform to this presentation. Participants in the Solicitation RRD and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from RRD stockholders in connection with the Transaction. Additional information regarding the identity of the participants, and their respective direct and indirect interests in the Transaction, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the Transaction (if and when they become available). Information relating to the foregoing can also be found in RRD’s proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 13, 2021 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on RRD’s Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

ACQUISITION BY AFFILIATES OF ATLAS HOLDINGS LLC (“ATLAS”) RRD entered into a definitive agreement to be acquired by affiliates of Atlas for $8.52 per share in cash › The transaction that we announced today represents a total enterprise value of approximately $2.1 billion, including net debt › The $8.52 per share is a ~73% premium over the closing price on October 11, 2021 › The transaction is expected to close in the first half of 2022, subject to customary closing conditions, including approval by RRD stockholders and receipt of regulatory approvals › The Board believes transaction is in the best interest of stockholders, unanimously approved the transaction and intends to solicit additional acquisition proposals ›

Highlights Net sales increased over prior year; largely driven by strengthening demand for many of our products and services GAAP & Non-GAAP Income from operations and margins improved from prior year Cash used in operating activities during the nine months ended September 30, 2021 was $29 million; current year results reflect working capital investments in addition to $33 million to settle LSC bankruptcy-related claims and terminate certain interest rate swap agreements Total debt down $508 million from a year ago Total liquidity at $739 million, up $197 million from prior year quarter Gross leverage ratio of 3.7x improved 1.0x from September 30, 2020; net leverage ratio of 3.2x improved 0.5x from the same period last year Sales Consolidated Reported: 6.4% Organic: 5.5% Organic by segment Business Services: 5.9% Marketing Solutions: 3.8% Income from operations: GAAP: $73.1m Non-GAAP adjusted: $81.5m Operating margin: GAAP: 5.8% Non-GAAP adjusted: 6.4% Profitability Effective tax rate: GAAP: 42.8% Non-GAAP adjusted: 26.8% Diluted EPS from continuing operations: GAAP: $0.38 Non-GAAP adjusted: $0.57 YTD Cash used in operating activities: $29.0m YTD CapEx: $48.6m Total debt: $1.51b Cash/Debt Cash and cash equivalents: $223.5m Gross leverage ratio: 3.7x Net leverage ratio: 3.2x Third QUARTER OVERVIEW A reconciliation of GAAP to non-GAAP financial measures can be found in our periodic filings with the SEC.

RAPID SCALE MEETS INCREASING DEMAND FOR NEW CLIENT Strict supply chain guidelines make RRD the ideal partner for handling sensitive materials, such as home diagnostics Executing digital print communications, kitting, fulfillment, and logistics services PERSONALIZED PHOTO TILES SENT DIRECTLY TO CLIENT’S CUSTOMERS Digital print capabilities continue to add value through innovative offerings Providing high-quality, variable data printing at large scale INNOVATIVE SOLUTIONS TO CAPTURE EVOLVING MARKET OPPORTUNITIES

STREAMLINED DESIGN CREATES EFFICIENCY, CONSISTENCY, AND COST SAVINGS Strengthening client relationship as a reliable partner through transitions and changes in their business Consolidating design, production, and fulfillment of welcome kits RRD SOLUTIONS ENABLE CLIENTS TO FOCUS ON CORE BUSINESS INITIATIVES Client’s customer requests printed materials to assist in benefits selection Providing critical business communications INNOVATIVE SOLUTIONS TO CAPTURE EVOLVING MARKET OPPORTUNITIES

2020 SPIRIT OF EXCELLENCE AWARD The 2020 Spirit of Excellence Award recognizes suppliers who demonstrated the highest levels of quality, delivery, service, and customer support throughout the last year SUPPLIER DIVERSITY - GOLD SUPPLIER RRD was one of the first suppliers to be publicly recognized by JP Morgan Chase for its commitment to grow spending with diverse suppliers AWARDS AND RECOGNITION

Third QUARTER NET SALES PERFORMANCE (AS REPORTED) ($ In millions) Business Services(1) Marketing Solutions Consolidated(1) ` Q3 2021 YOY Change Commercial Print $421.7 21.3% Packaging $196.8 1.7% Labels $133.2 6.8% Statements $103.0 (1.2%) Supply Chain Management $61.8 (20.2%) Forms $47.1 (2.3%) Business Process Outsourcing $40.0 (2.2%) Total – Reported(1) $1,003.6 7.1% Total – Organic(2) 5.9% Q3 2021 YOY Change Direct Marketing $135.1 7.3% Digital Print & Fulfillment $107.9 3.4% Digital & Creative Solutions $21.2 (12.4%) Total – Reported $264.2 3.8% Total – Organic(2) 3.8% Q3 2021 YOY Change US $872.4 2.9% Asia $293.2 21.7% Europe $52.3 (3.6%) Other $49.9 3.5% Total – Reported(1) $1,267.8 6.4% Total – Organic(2) 5.5% By Products and Services By Products and Services By Geography $1,003.6 $264.2 $1,267.8 (1) Individual products, services and geographical categories YOY change are as reported and do not reflect the impact of foreign exchange. A reconciliation of GAAP to non-GAAP financial measures can be found in our periodic filings with the SEC.

FINANCIAL TRENDS – PROFITABILITY Higher adjusted income from operations and margins largely driven by strengthening client demand for many products and aggressive cost management: Favorable factors: Higher net sales, ongoing cost control initiatives and lower depreciation & amortization expense Unfavorable factors: higher variable incentive compensation, ~$7 million of unfavorable F/X and continued inflation Adjusted EPS reflects: Favorable income taxes, higher adjusted income from operations and lower interest expense COMMENTS ON Q3 PERFORMANCE Quarterly Non-GAAP Adjusted EPS from Continuing Operations(1) Non-GAAP Adjusted Income from Operations(1) ($ In millions) 2021 2020 2021 2020 Annual (1) A reconciliation of GAAP to non-GAAP financial measures can be found in our periodic filings with the SEC.

BALANCE SHEET AND CASH FLOW ($ In millions) Total Debt Capital Expenditures Operating Cash Flow Cash & Cash Equivalents Lowest third quarter total debt since the spin: Reduced total debt by $508 million from prior year quarter Credit facility: $650 million facility with maturity in 2026 Zero drawn; $516 million available as of September 30, 2021 YTD Operating cash flow impacted by: Working capital investments due to increased volume and inflation, $23.9 million of LSC bankruptcy-related payments, higher tax and incentive compensation payments and $9.2 million payment to terminate certain interest rate swap agreements. Prior year also benefitted from deferred payroll taxes as part of the CARES Act and positive cash flow from discontinued operations Partially offset by lower restructuring and interest payments 2020 2020 2021 2021 2020 2020 KEY COMMENTS

Q&A

KEY TAKEAWAYS Strong Q3 operating performance reflected Higher net sales associated with strengthening demand for RRD’s products and services Second consecutive quarter of organic sales growth IFO up significantly from prior year results, benefitted from higher sales and strong cost management despite supply chain challenges and inflation Announced agreement to be acquired for $8.52 per share in an all-cash transaction Represents a ~73% premium to October 11 close Delivers immediate premium and certain cash value Board believes transaction is in the best interest of stockholders. Intends to solicit additional acquisition proposals Expected to close in the first half of 2022 Improved balance sheet flexibility No outstanding borrowings under the credit facility at the end of the third quarter Gross leverage ratio of 3.7x improved 1.0x from September 30, 2020; net leverage ratio of 3.2x improved 0.5x from the same period last year

APPENDIX

Improve Financial Flexibility Reduced total debt by $508 million from prior year quarter; total reduction from 2016 at $875 million Offerings of $450 million aggregate principal amount of senior secured notes due 2026 closed early in the second quarter In the second quarter, completed amendment of our ABL credit facility, now maturing in April 2026, providing up to $650 million of available credit, subject to borrowing base limitations Firmly on our strategic path to advance RRD as a leading provider of marketing and business communications Drive Revenue Leveraged extensive capabilities to expand client relationships Targeted investments in high growth product categories Implemented innovative solutions to solve evolving client needs Strengthen Core Sold low margin Logistics businesses Reorganized functions across all segments, consolidated facilities, and rationalized assets Accelerated cost reduction initiatives; Q3 & YTD adjusted SG&A as % of Sales improved 40 bps from prior year RRD STRATEGIC PRIORITIEs and recent accomplishments

FINANCIAL TRENDS – ORGANIC SALES Organic rate by segment: Business Services: 5.9% Marketing Solutions: 3.8% Business Services experienced continued growth in our strategic growth focus areas of Labels & Packaging in addition to continued growth from the pandemic recovery which was partially offset by large one-time COVID-19 related projects in Supply Chain Management in the 2020 quarter. Net sales in Marketing Solutions experienced growth, led by higher volumes in Direct Marketing and Digital Print & Fulfillment COMMENTS ON Q3 PERFORMANCE Annual (1) A reconciliation of GAAP to non-GAAP financial measures can be found in our periodic filings with the SEC. Organic Sales Change(1) Quarterly 2021

Third QUARTER OPERATING PERFORMANCE ($ In millions) Q3 2021 Q3 2020 Better/(Worse) Organic Sales Change(1) $ % Net Sales $1,267.8 $1,191.3 $76.5 6.4% 5.5% Business Services $1,003.6 $936.8 $66.8 7.1% 5.9% Marketing Solutions $264.2 $254.5 $9.7 3.8% 3.8% Adjusted Income from Operations(1) $81.5 $73.9 $7.6 10.3%   Business Services $85.0 $76.1 $8.9 11.7%   Marketing Solutions $18.2 $15.1 $3.1 20.5%   Corporate ($21.7) ($17.3) ($4.4) (25.4%)   Adjusted Operating Margins(1) 6.4% 6.2%   20 bps   Business Services 8.5% 8.1%   40 bps   Marketing Solutions 6.9% 5.9%   100 bps   (1) A reconciliation of GAAP to non-GAAP financial measures can be found in our periodic filings with the SEC.

Disciplined Financial Strategy Collected $123.3 million in deposits for the sale of a printing facility in China 2020, generated $96 million in proceeds from liquidating certain insurance policies Since January 2017, sold nineteen facilities totaling approximately $54 million, including six facilities sold in 2021 for approximately $13 million Sale of Properties & Investments Reduced total annual interest expense $63.6 million from 2016 to 2020. Additional reduction of $13.5 million in the first nine months of 2021, excluding the second quarter GAAP only charge of $9.2 million associated with terminating certain interest rate swap agreements Total international cash repatriation of $25 million in the third quarter of 2021; $45 million repatriated in 2020 and $327 million in 2019 Cash Flow November 2020 - International Mail and Parcel Logistics business - $13 million November 2020 - Logistics DLS Worldwide business - $225 million March 2020 - Logistics Courier business - $10.4 million February 2020 - Exited Chile operations October 2019 - GDS business - $53.7 million May 2019 - R&D business - $11.6 million July 2018 - Print Logistics business - $43.9 million Business Dispositions Recent Corporate Actions Improve Profitability and Balance Sheet Flexibility

CURRENT DEBT MATURITY PROFILE(1) ($ In millions) Reflects outstanding principal balance In the second quarter, closed on offerings of $450 million aggregate principal amount of Senior Secured Notes due 2026; proceeds used primarily to reduce 2024 term loan by $388 million. Completed amendment to our ABL credit facility, extending the maturity from 2022 to 2026 In the third quarter, total debt down by $508 million and total liquidity improved $197 million from September 30, 2020 No outstanding borrowings under the credit facility at the end of the third quarter COMMENTS ON DEBT PROFILE Total Debt Outstanding $1,503 MM Total Debt Outstanding $1,513 MM

Thank you